UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2026
Atmus Filtration Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41710	88-1611079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Century Boulevard Nashville, Tennessee	37214
(Address of Principal Executive Offices)	(Zip Code)
(615) 514-7339
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATMU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2026, Atmus Filtration Technologies Inc. (the “Company”) received notice from Renee Swan of her resignation of employment with the Company, including her roles as Senior Vice President and Chief People Officer and from each other position, if any, she held as an officer of the Company or any of its subsidiaries, effective November 11, 2026 (the “Effective Date”), in order to pursue other opportunities. Ms. Swan’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Laura Heltebran, Senior Vice President, Chief Legal Officer and Corporate Secretary, has agreed to assume the role of Chief People Officer as of the Effective Date on an interim basis until the Company names a permanent replacement.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are being filed as part of this Report.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ATMUS FILTRATION TECHNOLOGIES INC.

By:	/s/ LAURA HELTEBRAN
Laura Heltebran
SVP, Chief Legal Officer & Corporate Secretary
October 26, 2026